                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               LEGEND PROPERTIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 [LEGEND LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To the Shareholders of Legend Properties, Inc.:

     Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of Legend Properties, Inc., a Delaware corporation (the "Company"), will be convened at the office of the Company, U.S. Bank Centre, 1420 Fifth Avenue, 42nd Floor, Seattle, Washington on June 30, 1997, at 10:00 a.m. pacific time (the "Meeting Date"). All shareholders of the Company (the "Shareholders") are entitled to attend the Meeting. The Annual Meeting of Shareholders will be held for the following purposes:

     (1) To elect five Directors to hold office until the next Annual Meeting of Shareholders or otherwise as provided in the Company's Amended and Restated Certificate of Incorporation (the "Certificate");

     (2) To concur in the selection of KPMG Peat Marwick LLP as the Company's principal independent accountants for the fiscal year ending December 31, 1997;

     (3) To amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of capital stock to 15,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.01 par value, and 10,000,000 shares shall be common stock, $0.01 par value.

     (4) To transact any other business as may properly come before the Meeting, or any adjournment thereof.

     Only Shareholders of record at the close of business on May 29, 1997 are entitled to receive notice of and to vote at the Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Company's offices for at least ten days prior to the Meeting.

     A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU PROMPTLY FILL IN, SIGN, DATE AND MAIL THE PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED FOR YOU.

                                          By order of the Board of Directors:

                                          /s/ RAYMOND J. WHITTY
                                          Raymond J. Whitty
                                          Secretary

  The Company's 1996 Annual Report on Form 10-K is enclosed with this notice.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF SHAREHOLDERS OF
                            LEGEND PROPERTIES, INC.
                                 JUNE 30, 1997

     This proxy statement is furnished to the holders of shares ("the Shareholders") of Common Stock, $0.01 par value (the "Common Stock" or the "Shares"), of Legend Properties, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Directors" or the "Board") for use at the annual meeting of Shareholders. The Company's annual meeting of Shareholders for the fiscal year ended December 31, 1996 will be convened on June 30, 1997, at approximately 10:00 a.m. pacific time, and any adjournment thereof (the "Annual Meeting" or the "Meeting"). Copies of this Proxy Statement, the attached notice, and the enclosed form of proxy were first sent or given to Shareholders on or about June 3, 1997. Shareholders who wish to attend the Annual Meeting should contact the Company at 206-464-0123 so that arrangements can be made.

     The Company will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Directors, the Company's officers or employees. None of these individuals will be compensated for proxy solicitation services, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Shares held of record by those persons, and the Company may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

     Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Shareholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Shareholders does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein and in accordance with the judgment of the persons acting under proxies on other matters presented for a vote. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Company before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Annual Meeting and voting the Shares in person.

     The close of business on May 29, 1997 has been fixed as the date for determining those Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Company had 6,290,874 Shares outstanding, each of which entitles the holder thereof to one vote at the Annual Meeting. Only Shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote will be required to approve proposal number two. An abstention will have the same effect as a negative vote but, because Shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. The affirmative vote of a majority of the Company's outstanding Shares is required to approve proposal number three. Accordingly, abstentions and broker non-votes will have the same effect as a negative vote.

     The mailing address of the principal executive offices of the Company is 1420 Fifth Avenue, Suite 4200, Seattle, Washington 98101.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following entity is the only entity or individual known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares as of May 9, 1997:

                                                                            AMOUNT OF
                                                                            BENEFICIAL  PERCENT OF
          TITLE OF CLASS             NAME AND ADDRESS OF BENEFICIAL OWNER   OWNERSHIP     CLASS
-----------------------------------  -------------------------------------  ---------   ----------
Common Stock, $0.01 par value......  RGI Holdings, Inc., 1420 Fifth         4,990,447       79%
                                     Avenue, Suite 4200, Seattle,
                                     Washington 98101(1)

-------------------------
(1) Mr. Uptain, the Company's President and a Director, and Mr. Storetvedt, a nominee for Director, own 361,744 and 19,036 shares, respectively, of the outstanding common stock of Aker RGI ASA which is the parent company of RGI Holdings, Inc.

     The following table sets forth the number of Shares owned by all Directors and Officers owning Shares, and all Directors and Officers as a group as of May 9, 1997.

                                                              AMOUNT OF BENEFICIAL
                 NAME OF BENEFICIAL OWNER                          OWNERSHIP          PERCENT OF INTEREST
-----------------------------------------------------------   --------------------    -------------------
Walter E. Auch, Sr. .......................................         640 shares            Less than 1%
Robert M. Ungerleider......................................       1,560 shares            Less than 1%
All Directors and Officers of the Company, as a group
  (seven persons)..........................................       2,200 shares            Less than 1%

     The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). The SEC requires officers, directors and greater than ten percent shareholders to furnish the Company with copies of all these forms filed with the SEC or the NASD.

     To the Company's knowledge, based solely on its review of the copies of these forms received by it, or written representation from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with during 1996.

                    MATTERS TO BE CONSIDERED BY SHAREHOLDERS

1. ELECTION OF DIRECTORS

     Five individuals will be elected at the Annual Meeting to serve as Directors of the Company until the next annual meeting of Shareholders or otherwise as provided in the Certificate. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for Directors with respect to all proxies received by the Company. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The Directors have no reason to believe that the nominees named will be unable to serve if elected.

     The nominees for Director are as follows:

                                                                                        DIRECTOR
          NAME             AGE        PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS        SINCE
-------------------------  ---   -----------------------------------------------------  --------
Walter E. Auch, Sr. .....  75    Mr. Auch was the chairman and chief executive officer    1988
                                 of the Chicago Board Options Exchange from 1979 to
                                 1986. Prior to that time, he was executive vice
                                 president, director and a member of the executive
                                 committee of Paine Webber. Mr. Auch is a director of
                                 Pimco L.P., Geotek Industries, Smith Barney Concert
                                 Series Funds, Smith Barney Trak Fund, Nicholas
                                 Applegate Funds and Fort Dearborn Fund, and a trustee
                                 of Hillsdale College and the Arizona Heart Institute.
                                 Mr. Auch has been a director of the Company since
                                 1988. Mr. Auch is a trustee of Banyan Strategic
                                 Realty Company and a director of Banyan Strategic
                                 Land Fund II and BMC.
Robert M. Ungerleider....  55    Mr. Ungerleider is presently the President of Pilot      1988
                                 Books, a book publisher located in Greenport, New
                                 York, and practices law with and is of counsel to the
                                 firm of Felcher, Fox & Litner P.C., in New York, New
                                 York. He has founded, developed and sold a number of
                                 start-up ventures including Verifone Finance, an
                                 equipment leasing business, SmartPage, a paging
                                 service company and Financial Risk Underwriting
                                 Agency, Inc., an insurance agency specializing in
                                 financial guarantee transactions. Prior to these
                                 endeavors, Mr. Ungerleider practiced real estate and
                                 corporate law. Mr. Ungerleider received his B.A.
                                 Degree from Colgate University and his Law Degree
                                 from Columbia University Law School. Mr. Ungerleider
                                 has been a director of the Company since 1988. Mr.
                                 Ungerleider is also a director of Banyan Strategic
                                 Land Fund II.
Fred E. Welker, III......  49    Mr. Welker has been the President of Realty Financial    1996
                                 Advisors, Inc., a real estate investment banking
                                 firm, since January 1993. From 1982 to 1992, Mr.
                                 Welker was the Executive Vice President for the
                                 Southeast Regional Office of Sonnenblick-Goldman
                                 Company, a real estate investment banking firm. From
                                 1981 to 1982, Mr. Welker was Vice President-Joint
                                 Ventures for American Savings & Loan Association, and
                                 from 1976 to 1981 he was a commercial loan officer
                                 with First Federal of Broward (merged with Glendale
                                 Federal). Mr. Welker received his Bachelor Degree
                                 from the University of Georgia.

                                                                                        DIRECTOR
          NAME             AGE        PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS        SINCE
-------------------------  ---   -----------------------------------------------------  --------
Kenneth L. Uptain........  43    Mr. Uptain has been the President and Director of the    1996
                                 Company since December 31, 1996. Prior to that from
                                 August 1994 until December 1996, Mr. Uptain served as
                                 President and Director of RGI US Holdings, inc.
                                 (which was merged with and into the Company) and
                                 since August 1994 has served as President and
                                 Director of RGI/US, RGI Holdings and RGI Real Estate.
                                 Since 1988, Mr. Uptain has served as President and a
                                 Director of Resource Group, Inc., a real estate
                                 development company affiliated with RGI Inc.
Jan Petter Storetvedt....  42    Mr. Storetvedt has not previously served in any
                                 capacity with the Company. Mr. Storetvedt has been
                                 the Senior Vice President, Investment Real Estate in
                                 Aker RGI ASA since March 1997. In addition, since
                                 December 1991 he has been President, Chief Executive
                                 Officer and a Director in Avantor ASA, a Norwegian
                                 publicly traded, real estate company, 15% of which is
                                 owned Aker RGI ASA. Since March 1997, he has served
                                 as chairman of the board of Avantor ASA. Mr.
                                 Storetvedt has also been a director of RGI Holdings
                                 Inc. since June 1995.

     The Board is required to meet at least four times per year, either in person or by telephonic conference. The Board met 25 times in 1996, including two times as the Audit Committee. The Directors did not establish any nominating, compensation or other committees or other groups performing similar functions during 1996, other than the Audit Committee which was comprised of Messrs. Auch and Ungerleider. Mr. Welker joined the committee in January 1997.

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Messrs. Auch, Welker, Ungerleider, Uptain and Storetvedt for election as Directors of the Company by the Shareholders at the Annual Meeting to serve until the next annual meeting of Shareholders or as otherwise provided in the Certificate.

     The five individuals receiving the highest vote totals will be elected as directors.

2. SELECTION OF INDEPENDENT AUDITOR

     Effective December 31, 1996, the Registrant has engaged the independent accounting firm of KPMG Peat Marwick LLP (KPMG) to serve as the Registrant's principal independent accountant, to audit the Registrant's consolidated financial statements. KPMG was the principal independent accountant for RGI/US, and audited RGI/US' consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995. The independent accounting firm of Ernst and Young LLP (E&Y) served as the principal independent accountant to audit Banyan's financial statements since December 21, 1995. At no time during E&Y's engagement as Banyan's principal accountant were there any disagreements between Banyan and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Board believes that KPMG is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of principal independent accountants. Therefore, the Board has selected KPMG to continue as the Company's principal independent accountants to examine its consolidated financial statements for the fiscal year ended December 31, 1997. Although the selection of independent accountants does not require approval of the shareholders, the Board believes it is desirable to obtain the concurrence of the Shareholders to this selection. Due to the difficulty and expense involved in retaining another independent firm on short notice, the Board does not contemplate appointing another firm to act as the Company's independent accountants for fiscal year ended December 31, 1997 if the Shareholders do not concur in the appointment of KPMG. Instead, the Board will consider the vote as advice in making their selection of independent accountants for the following year.

     Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     RECOMMENDATION OF THE BOARD: That the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual
Meeting:

     RESOLVED, that the Shareholders concur in the appointment by the Board of KPMG Peat Marwick LLP to continue to serve as the Company's principal independent accountants for the fiscal year ended December 31, 1997.

     The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Annual Meeting, a quorum being present, is required to adopt the foregoing resolution.

3. AMENDMENT TO COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 105.0 MILLION TO
   15.0 MILLION

     The Company currently is authorized to issue 105.0 million shares of capital stock of which 5.0 million shares must be shares of preferred stock having a par value of $0.01 per share and 100.0 million shares must be shares of common stock of one class having a par value of $0.01 per share. As of May 9, 1997, the Company had 6,290,874 shares of common stock issued and outstanding. No shares of preferred stock were issued. Following the Company's merger with RGI U.S. Holdings and the "reverse-split" effected in connection therewith, the Company's board of directors concluded, on the advice of the Company's management that the Company's future business plans and financing needs do not require the Company to maintain the flexibility afforded by having over 90.0 million shares of common stock available for issuance. In reaching this decision, the Board considered the costs associated with maintaining these unissued shares and the potential negative impact on the market for the Company's common stock caused by such a large "overhang." Therefore, the Board concluded that it is desirable to reduce the number of authorized shares of common stock from 100.0 million to 10.0 million.

     RECOMMENDATION OF THE BOARD: That the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual
Meeting:

     RESOLVED, that the first sentence of Article IV of the Company's Amended and Restated Certificate of Incorporation be deleted in its entirety and be replaced by the following:

     The total number of shares of capital stock which the Corporation shall have authority to issue is 15.0 million shares, of which 5,000,000 shares shall be preferred stock, $0.01 par value, and 10,000,000 shares shall be common stock, $0.01 par value.

     The affirmative vote of a majority of the Company's shares of common stock are required to adopt the proposal.

                               EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Company's executive officers. Each officer serves until his successor is elected and qualified by the Directors or until his death, resignation or removal by the Directors. For Mr. Uptain's biography see "Matters to be Considered by Shareholders -- Election of Directors" above.

                                 OTHER PRINCIPAL OCCUPATIONS DURING PAST         OFFICE AND YEAR
         NAME             AGE                   FIVE YEARS                        FIRST ELECTED
-----------------------   ---    ----------------------------------------   -------------------------
Raymond J. Whitty......   52     Mr. Whitty has been Chief Financial        Chief Financial Officer,
                                 Officer and Treasurer of the Company       Treasurer, Secretary;
                                 since January 1997. He has been            1997
                                 Secretary of the Company since February
                                 1997. From May 1996 to December 1996,
                                 Mr. Whitty was a financial consultant to
                                 RGI. From October 1995 to May 1996 he
                                 was an independent financial consultant.
                                 From August 1988 until September 1995,
                                 Mr. Whitty was the Chief Financial
                                 Officer of Westin Hotel Company.
Chris J. Pollak........   30     Mr. Pollak has been Corporate Controller   Vice President; 1997
                                 of the Company since January 1997. Mr.
                                 Pollak has been Vice President of the
                                 Company since February 1997. From
                                 October 1996 to January 1997, Mr. Pollak
                                 was the Corporate Controller for
                                 Northwest Lodging, Inc. and American
                                 Motels Acquisition Company L.P.
                                 (collectively "Northwest"). Northwest
                                 owns and operates hotels and motels in
                                 the western United States. Mr. Pollak
                                 was employed by KPMG Peat Marwick LLP
                                 ("KPMG") from September 1990 to
                                 September 1996. He was a manager in
                                 KPMG's Real Estate Practice from July
                                 1995 to September 1996. Mr. Pollak
                                 received a B.A. Degree in Business
                                 Administration with concentrations in
                                 Accounting and Finance from Washington
                                 State University. He is a Certified
                                 Public Accountant and a member of the
                                 Washington State Society of CPAs.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A. DIRECTOR COMPENSATION

     The Directors are each paid an annual fee of $15,000 payable quarterly, plus $875 for each Board meeting, including meetings of the Audit Committee, attended in person and $250 an hour for each Board meeting, including meetings of the Audit Committee, attended via telephonic conference call. In addition, each Director is reimbursed for out-of-pocket expenses incurred in attending meetings of the Board.

B. EXECUTIVE COMPENSATION

     Since December 31, 1996, Ken Uptain has served as President of the Company, but did not receive any compensation during the last three fiscal years from the Company or from RGI U.S. Holdings, Inc. Prior to completion of the Company's merger with RGI U.S. Holdings, Inc. on December 31, 1996, Leonard G. Levine served as the Company's President. Mr. Levine served as Chief Executive Officer of the Company pursuant to an employment agreement entered into on January 1, 1990 through December 31, 1996. As amended, the agreement expires December 31, 1998. Under the amended agreement, Mr. Levine was paid a base salary during 1996 of $108,141. Mr. Levine was also eligible to receive compensation under an incentive program included in his contract. Mr. Levine earned incentive compensation based upon specified percentages of the Company's collateralized claims which were converted into cash, the amount of the Company's unsecured claims which were converted into cash, cash distributions of capital to stockholders and distributions of income to stockholders of the Company.

     Pursuant to Mr. Levine's amended employment agreement, all incentive amounts earned had been paid 80% in cash and 20% in shares of the Company's common stock (the "Award Shares") on or before March 15 of the year following the period for which the incentive was earned. The preceding table set forth the incentive compensation earned by Mr. Levine during the last three fiscal years. Mr. Levine received 3,196 Award Shares (issue price equal to $13.43 per share) and 2,017 Award Shares (issue price equal to $28.75 per share) in respect to incentive compensation earned by Mr. Levine for the fiscal years ended December 31, 1994 and 1993 respectively. In addition, Mr. Levine received 742 Award Shares (issue price equal to $10.78 per share) for the fiscal year ended December 31, 1995. The Award Shares issued to Mr. Levine had been held in trust by the Company, pending satisfaction of the vesting requirements contained in the employment agreement. Mr. Levine satisfied the vesting requirement of his amended employment agreement upon his resignation and termination of employment with the Company without cause following a change in control of the Company, pursuant to the terms of the Merger.

     Pursuant to the Merger, Mr. Levine resigned and his employment was terminated without cause following a change of control of the Company (as defined in the Merger agreement). However, the Company remains obligated to pay Mr. Levine his base salary as defined in the amended employment agreement through its expiration date of December 31, 1998, which will result in a payment to Mr. Levine of approximately $110,000 in base salary for the fiscal year ended December 31, 1997. In addition, under the employment agreement, as a result of the change of control, on December 31, 1996 Mr. Levine received a payment of $1,218,285 representing incentive compensation equal to that which he would have earned if all of the Company's assets had been converted into cash and all proceeds were distributed as of the date of his employment termination.

     The number of Award Shares issued to Mr. Levine and the share prices as described above have been adjusted by multiplying the issue price and dividing the number of shares issued by twenty-five thus giving effect to the Company's reverse stock-split as approved by its stockholders.

     The following sets forth the compensation, in excess of $100,000, paid to the Company's executive officers and key employees for the years ended December 31, 1996, 1995 and 1994:

                                                                     LONG-TERM COMPENSATION
                                                                            AWARDS
                                                           OTHER     ---------------------    PAYOUTS
                              ANNUAL COMPENSATION         ANNUAL     RESTRICTED               -------    ALL OTHER
                         -----------------------------    COMPEN-      STOCK       OPTIONS/    LTIP       COMPEN-
                         YEAR    SALARY(1)    BONUS(1)    SATION       AWARDS      SARS(#)    PAYOUTS     SATION
                         ----    ---------    --------    -------    ----------    -------    -------    ---------
Leonard G. Levine,....   1996    $ 108,141    $ 32,044      N/A       $  8,011       N/A        N/A         N/A
  President              1995      105,606     171,805      N/A       $ 42,951       N/A        N/A         N/A
                         1994      102,400     231,166      N/A       $ 53,002       N/A        N/A         N/A

Donald Proctor(2).....   1996    $ 200,000    $  1,500      N/A            N/A       N/A        N/A         N/A
                         1995          N/A         N/A      N/A            N/A       N/A        N/A         N/A
                         1994          N/A         N/A      N/A            N/A       N/A        N/A         N/A
Ronald
  D'Haeseleer(3)......   1996    $ 140,000    $  1,000      N/A            N/A       N/A        N/A         N/A
                         1995          N/A         N/A      N/A            N/A       N/A        N/A         N/A
                         1994          N/A         N/A      N/A            N/A       N/A        N/A         N/A

Douglas Widell(4).....   1996    $ 140,000    $ 11,500      N/A            N/A       N/A        N/A         N/A
                         1995          N/A         N/A      N/A            N/A       N/A        N/A         N/A
                         1994          N/A         N/A      N/A            N/A       N/A        N/A         N/A

-------------------------
(1) No other executive officer or key employee, earned more than $100,000 in salary and bonus.

(2) Mr. Proctor serves as an executive officer of Grand Harbor Property Holdings, Inc. ("GHPH"), a subsidiary of the Company. In this capacity, Mr. Proctor exercises policy making functions for GHPH. Although Mr. Proctor has been employed by this entity or its predecessor since July 1991, prior to 1996 the Company owned only a minority interest in GHPH.

(3) Mr. D'Haeseleer serves as an executive officer of GHPH. In this capacity, Mr. D'Haeseleer exercises policy making functions for GHPH. Although Mr. D'Haeseleer has been employed by this entity or its predecessor since July 1991, prior to 1996, the Company owned only a minority interest in GHPH.

(4) Mr. Widell serves as an executive officer of Oak Harbor Property Holdings, Inc. ("OHPH"), a subsidiary of the Company. Although Mr. Widell has been employed by this entity since August 1994, prior to 1996 the Company owned only a minority interest in OHPH.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board has formed a Compensation Committee comprised of the three outside directors: Messrs. Auch, Ungerleider and Welker (the "Committee"). The Committee will be responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that the Company may adopt to incentivize management of the Company. The Committee does not believe that the compensation policies applicable to the Company's executives prior to the merger are relevant for evaluating compensation on a going-forward basis. The Committee is in the process of formulating the types of compensation policies that will be put in place for the Company's officers and key employees including those of the Company's subsidiaries. Presently, Messrs. Uptain and Whitty are paid salaries equal to $200,000 and $150,000, respectively. The Company does not presently have any incentive or bonus plans in place for its executive officers.

                                          The Compensation Committee:
                                          Walter E. Auch, Sr.
                                          Robert Ungerleider
                                          Fred L. Welker

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of Legend Properties, Inc., the Russell 2000, and a "peer group" comprised of the following companies: American Gulf Communities Corporation, Castle & Cooke, Inc., HMG Courtland Properties, Inc., Interstate General Company, L.P., Oriole Homes Corp. and Bluegreen Corporation (f/k/a Patten Corporation).

                                    [GRAPH]

        Measurement Period
      (Fiscal Year Covered)             The Company         Peer Group         Russell 2000
Dec-91                                        100                 100                 100
Dec-92                                     123.21              121.49              116.52
Dec-93                                     223.21              170.94              136.64
Dec-94                                        100              155.31              132.17
Dec-95                                      71.43              142.71              167.16
Dec-96                                      55.36              159.84              191.84

     The above graph is based upon common stock and index prices calculated as of December 31 for each of the last five years. The Company's December 31, 1996 closing price per share of common stock was $7.75 (adjusted for the 25:1 reverse stock split which occurred on December 31, 1996). As of May 9, 1997, the Company's common shares closed at $4.00 per share. The stock price performance depicted in the graph above represents the past performance of Banyan Mortgage Investment Fund (Banyan). Legend Properties, Inc., formerly known as Banyan, is the surviving corporation from the December 31, 1996 merger with RGI U.S. Holdings, Inc. (RGI/US). For financial reporting purposes, RGI/US was the acquiror of Banyan, which changed its name to Legend Properties, Inc. upon the effectiveness of the merger. The past performance of Banyan is not necessarily indicative of the future performance of Legend Properties, Inc.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received by the Company at its executive office in Seattle, Washington, on or prior to February 5, 1998 for inclusion in the Company's proxy statement for that meeting. Any Shareholder proposal must meet the requirements set forth in the rules of the Securities and Exchange Commission relating to Shareholder proposals.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, no business other than that discussed above is to be acted upon at the Meeting. If no other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                          Legend Properties, Inc.
                                          By the order of the Board of Directors

                                          /s/ KENNETH L. UPTAIN
                                          Kenneth L. Uptain
                                          President

Seattle, Washington
May 29, 1997

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     LEGEND PROPERTIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That on May 30, 1997, the Board of Directors of the Corporation duly adopted the following resolution setting forth a proposed amendment to the Corporation's Certificate of Incorporation declaring the amendment to be advisable. The resolution setting forth the proposed amendments is as follows:

     RESOLVED, that the first sentence of Article IV, Section A be, and hereby is, deleted in its entirety and the following be substituted in its entirety:

     "The total number of shares of capital stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares, of which 5,000,000 shares shall be preferred stock, $0.1 par value, and 10,000,000 shares shall be common stock, $.01 par value.

--------------------------------------------------------------------------------
PROXY
                                  DETACH HERE

                            LEGEND PROPERTIES, INC.
                              1420 FIFTH AVENUE
                                   SUITE 4200
                           SEATTLE, WASHINGTON 98101

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Kenneth L. Uptain and Raymond J. Whitty, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Common Stock, $0.01 par value, of Legend Properties, Inc. held of record by the undersigned on May 29, 1997, at the Annual Meeting of Shareholders when convened on June 30, 1997, or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

Copies of press releases are available by fax to all shareholders immediately upon their release, free of charge, by faxing Investor Relations at (206) 464-0800, or by calling the Company at (206) 464-0123. OR, TO BE ADDED TO OUR DISTRIBUTION LIST TO RECEIVE FUTURE INFORMATION WHEN IT IS RELEASED, SIMPLY FILL OUT THE ENCLOSED CARD AND RETURN WITH YOUR COMPLETED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. Copies of Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission are available by contacting the Company. Please write to Investor Relations, Legend Properties, Inc., U.S. Bank Centre, 1420 Fifth Avenue, 42nd Floor, Seattle, WA 98101.

/ /  I would like to receive future information on the Company.

Name:
                   -------------------------------------------------------------

Mailing Address:
                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------
Fax number:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

                                  DETACH HERE

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

1.  Election of Directors
    PROPOSAL to elect five Directors to hold office until the next Annual Meeting of Shareholders, or otherwise so provided in the Company's Amended and Restated Certificate of Incorporation (mark one box):

    NOMINEES:  Walter E. Auch, Sr., Robert M. Ungerleider, Fred E. Welker,
               Kenneth L. Uptain, Jan Petter Storetvedt

               FOR       WITHHELD
               / /        / /

/  /
    --------------------------------------
    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

                                                     FOR     AGAINST    ABSTAIN
2.  PROPOSAL to concur in the selection of           / /       / /        / /
    KPMG Peat Marwick LLP as the Company's
    principal independent accountants for
    the fiscal year ending December 31, 1997
    (mark one box):

                                                     FOR     AGAINST    ABSTAIN
                                                     / /       / /        / /
3.  PROPOSAL to amend Article Fourth of the
    Company's Amended and Restated Certificate of incorporation to reduce the number of authorized shares of capital stock to 15,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.01
    par value, and 10,000,000 shares shall be common stock, $0.01 par value (mark one box):

4. In their discretion, the Proxies are authorized to transact any other business as may properly come before the Meeting or any adjournment thereof.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED
ENVELOPE.

NOTE: Sign exactly as name appears at left, if joint tenants, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by President or authorized officer. If partnership, sign in full partnership name by authorized person.

Signature:                   Date:       Signature:              Date:
          ------------------      ------           --------------     ------

LEGEND PROPERTIES, INC.
FIRST QUARTER REPORT 1997

TO: LEGEND SHAREHOLDERS AND OTHER
INTERESTED PARTIES

        I am very pleased to present Legend Properties' first quarterly report to shareholders. We hope it will help shareholders and others understand our new company -- its performance, objectives, strategies and properties.

        On December 31, 1996, RGI US Holdings, Inc. merged with Banyan Mortgage Investment Fund, a publicly traded company. The surviving entity was renamed Legend Properties, Inc., and is traded on the NASDAQ-small cap market under the symbol LPRO.

        The merger was a long and difficult process, but we believe it created a company with significant untapped equity values which, over time, will be recognized in the share price. The former Banyan assets (located in Virginia, Maryland and California) are excellent real estate development properties that, because of a lack of resources, were not developed. The former RGI US Holdings properties (located in Florida and Washington state) have completed the startup stage of development and are now positioned to begin realizing their potential.

        Legend Properties is a real estate development company with extensive residential and commercial/industrial properties. The company owns more than 5,800 acres, with entitlements or approvals for more than 10,000 homes and in excess of six million square feet of commercial and industrial space.

        Based in Seattle, Washington, Legend has a lean but very experienced staff of professionals with a commitment to the growth of the company. Supplementing the corporate staff are experienced on-site management teams at each development location. All of us are focused on moving forward to build revenue and reduce operating expenses, thus generating cash flow and profits. I am very proud of our group and look forward to showing our shareholders what we can accomplish.

        Legend does have some financing challenges ahead. For example, the company needs to complete the construction financing of the Southbridge and Chapman's Landing developments in suburban Washington, DC, as well as refinance a significant portion of its current debt. We're optimistic about meeting those challenges.

        When reviewing the quarterly results which are detailed later in this report, the reader should keep in mind that development is just getting started at Southbridge and Chapman's Landing, and the Laguna Seca Ranch is held for sale. All three properties are former Banyan assets. At March 31, 1997, these properties represented approximately 35 percent of total assets but accounted for none of the first quarter revenues and approximately 95 percent of the quarterly net loss.

        The market for lots at Southbridge and Chapman's Landing is very strong. The company currently has contracts and letters of intent to sell more than 750 lots to builders over the next three to five years, with deliveries starting in the second quarter of 1997. Also, the company anticipates closing sales on contracts for 24 acres of commercial property for $4.8 million in 1997.

        In Vero Beach, Florida, the market was not as strong. Grand Harbor and Oak Harbor completed the sale of 12 homes and 16 homes, respectively, in the quarter. Although the sales in both communities were below management's expectations, they significantly outperformed most similar communities in the area.

        The company has elected to sell the laguna Seca Ranch and the suburban Seattle shopping center, to allow the company to focus on developing its core assets.

        Even though this first year of operation holds many challenges, we are very optimistic about the future. We believe our core assets, experienced management team and the strength of our majority shareholder will enable the company to deliver above-average, long-term returns to all Legend shareholders. The company maintains a three- to five-year perspective on operations, and seeks investors who share this same long-term perspective.

[KEN UPTAIN PHOTO]

                                [SIGNATURE]
                                Ken Uptain, President
                                May 14, 1997

CONSOLIDATED CONDENSED BALANCE SHEETS

---------------------------------------------------------------------
                                        Mar. 31, 1997   Dec. 31, 1996
---------------------------------------------------------------------
ASSETS:
Real estate inventory                   $101,593,828    $103,762,798
Assets held for sale                      25,451,424      25,436,375
Cash and cash equivalents                  1,152,597       1,529,898
Restricted cash and investments           20,498,951      22,491,305
Accounts and notes receivable              1,771,431       1,893,838
Receivables from related parties           1,765,114       1,987,481

Property and equipment, net               21,778,851      19,860,865

Intangible assets, net                     2,278,899       2,325,406
Other assets, net                          4,929,052       4,822,163
--------------------------------------------------------------------
Total assets                            $181,220,147    $184,110,129
====================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Notes payable to banks and others       $ 84,353,269    $ 86,700,617
Payables to related parties               50,899,336      47,609,097
Accounts payable                           5,081,969       5,655,401
Other notes and liabilities               11,527,822      12,662,828
Minority interests                           505,289         492,910
Stockholders' equity:
  Common stock, $.01 par value                62,776          62,776
  Additional paid-in capital              43,772,331      43,793,708
  Accumulated deficit                    (14,971,329)    (12,855,892)
  Treasury stock                             (11,316)        (11,316)
      Total stockholders's equity         28,852,462      30,989,276
--------------------------------------------------------------------
Total liabilities &
  stockholders' equity                  $181,220,147    $184,110,129
====================================================================

CORPORATE MATTERS

        The Lawsuits. In April 1997, Legend reached an agreement in principle to resolve various lawsuits filed against the company, which sought, among other things, to reverse the merger of RGI/US and Banyan. The settlement is still subject to final court approval, which the company expects to receive in June. As part of the agreement, RGI Holdings, Inc., which owns 79% of the outstanding shares of Legend, has agreed to, among other things, defer interest due on approximately $30.6 million in loans, forebear on any defaults existing on the loans until December 31, 1997, reduce the interest rate on the loans (approximately $1 million in savings in 1997) and provide Legend with an $8.5 million line of credit. The agreement also enables Legend to retain proceeds from the proposed sale of the Lynnwood Center in suburban Seattle. Management believes that this is good news for the company's shareholders, as the settlement removes uncertainty surrounding the company's ability to refinance its debt obligations and pursue its business plan, as well as significantly improving cash flow during the balance of the year.

        Results of operations for the quarter ended March 31, 1997. As expected, the company recorded a net loss for the quarter ended March 31, 1997, of $2.1 million (34 cents per share) on revenues of $14 million. 1997 will be the first full year of operations for the company now known as Legend Properties. Accounting rules require that results of operations presented for periods occurring before the effective date of the merger (December 31, 1996), be those of RGI/US only and are not to include the results of Banyan's operations. Because of this, management believes that the results of operations for 1996 presented herein are not indicative of the results of Legend Properties after the merger, which include the results of operations of both the RGI/US assets and the former Banyan assets as well as the cost of establishing a corporate office in Seattle.

        Similarly, the results of operations for the three months ended March 31, 1997, are not necessarily indicative of the results expected for the full fiscal year. Due to the merger and the related lawsuits, Legend has incurred and will continue to incur, at least through the end of the second quarter, a significant amount of legal and transition costs associated with the merger.

        During the quarter ended March 31, 1997, revenues of $14 million primarily consisted of the operations of Grand Harbor, Oak Harbor and the Lynnwood Center. Grand Harbor and Oak Harbor derive revenue from the construction and sale of residential units; the operation of harbor and club facilities; and the operation of the Royal Palm Convalescent Center, a skilled nursing care facility owned by Oak Harbor. The Lynnwood Center derives revenue from the short- and long-term rental of retail shopping space. Due to delays incurred during the merger proceedings and by the lawsuits, Legend was unable to start development and construction activities at the Southbridge and Chapman's Landing properties

                       CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------
for the three months ended                            Mar. 31, 1997   Mar. 31, 1996
-----------------------------------------------------------------------------------
Revenues:
  Real estate sales(1)                                  $10,330,638     $ 6,361,048
  Club operations                                         2,073,849       1,872,342
  Patient service                                           673,924         633,716
  Rent                                                      631,026         618,803
  Other                                                     275,984         124,906
-----------------------------------------------------------------------------------
Total revenues                                           13,985,421       9,610,815
-----------------------------------------------------------------------------------
Costs and expenses:
  Real estate(1)                                          7,723,662       4,731,122
  Club operations                                         1,588,414       1,232,191
  Patient service direct costs                              356,235         325,781
  Rental operations                                          99,413          91,721
  Other                                                      24,085          20,436
  Selling, general and administrative(2)                  3,820,163       1,836,096
  Depreciation and amortization                             418,798         392,308
                                                        ---------------------------
Total costs and expenses                                 14,030,770       8,629,655
-----------------------------------------------------------------------------------
Operating income (loss)                                     (45,349)        981,160
-----------------------------------------------------------------------------------
Other income (expense):
  Interest income                                           473,840         119,392
  Interest income, related party                             36,068          36,569
  Interest expense                                       (1,639,517)     (1,203,784)
  Interest expense, related party(3)                     (1,118,268)       (125,093)
  Other, net                                                190,168         117,345
-----------------------------------------------------------------------------------
Net other expense                                        (2,057,709)     (1,055,571)
-----------------------------------------------------------------------------------
Loss before minority interests                           (2,103,058)        (74,411)
Minority interests in losses (earnings)
  of consolidated subsidiaries                              (12,379)         33,676
                                                        ---------------------------
Net loss                                                $(2,115,437)    $   (40,735)
-----------------------------------------------------------------------------------
Net loss per share                                      $      (.34)    $      (.01)
-----------------------------------------------------------------------------------
Weighted average number of common
  shares outstanding(4)                                   6,276,744       4,386,986
-----------------------------------------------------------------------------------

(1) Increase primarily due to sales of residences at Oak Harbor which began in October 1996.

(2) Increase primarily due to additional corporate costs, the merger and related lawsuits.

(3) Increase due to interest on indebtedness assumed at December 31, 1996 as part of the merger.

(4)  Increase due to additional shares issued on December 31, 1996 to effect the merger.
--------------------------------------------------------------------------------

as early as originally anticipated, and the company was unable to close on any lot sales at these developments during the first quarter of 1997.

        Expenses for the quarter ended March 31, 1997, include one-time transition costs of $400,000 associated with the merger as well as legal costs of $350,000 associated with the lawsuits. Management expects that costs associated with the lawsuits will significantly decrease once the settlement is approved, and would not expect to incur significant transition costs after the second quarter of 1997.

        Interest costs incurred for the three months ended March 31, 1997, were $2.8 million, and management expects these costs to decrease once the Lynnwood Center is sold and the settlement of the lawsuits is finalized. At March 31, 1997, the Lynnwood Center was encumbered by a $14.4 million mortgage note, and is currently being offered for sale. Legend expects to sell it by December 31, 1997. The interest rate reductions resulting from the settlement of the lawsuits should also reduce interest expense by approximately $250,000 per quarter.

        Management believes that Legend's shares are significantly undervalued by the current market. The company intends to be aggressive in communicating its strategies and performance to the financial marketplace in an effort to achieve and sustain a fair market value for Legend shares. Additionally, in April 1997, the company's board of directors authorized Legend to acquire up to $300,000 of the company's common stock on the open market from time to time over the next 12 months. On or about May 1, 1997, the company purchased 20,000 shares of Legend common stock for approximately $5.50 per share.

        Legend's Majority Shareholder. Aker RGI is a $3 billion multi-national investment company publicly traded on the Oslo (Norway) Exchange. In addition to being Legend's majority shareholder (through holding companies), Aker RGI is involved in cement and cement-related building materials, oil and gas technology, seafood, shipbuilding, automated storage systems, sporting goods and office supplies.

        Mission Statement. Legend's mission is to generate an above average return on shareholder investment by acquiring and developing US real estate identified as being undervalued or of strategic value to Legend.

        As noted previously, the first year of operations holds many challenges for Legend, however management is very optimistic about the long-term potential of the properties.

DIRECTORS

WALTER E. AUCH, SR. -- Retired Chairman and Chief Executive Officer, Chicago Board Options Exchange, Audit Committee Member
OLAV REVHAUG -- Director of Aker RGI
ROBERT M. UNGERLEIDER -- President, Pilot Books, Audit Committee Member KENNETH L. UPTAIN -- President and Chief Executive Officer, Legend Properties, Inc.
FRED E. WELKER, III -- President, Realty Financial Advisors, Inc., Audit Committee Member

EXECUTIVE OFFICERS

KENNETH L. UPTAIN -- Director, President and Chief Executive Officer RAYMOND J. WHITTY -- Chief Financial Officer, Treasurer and Secretary CHRISTIAN J. POLLAK -- Vice President and Corporate Controller

CORPORATE INFORMATION

PRINCIPAL CORPORATE OFFICE -- Legend Properties, Inc.; U.S. Bank Centre, 1420 Fifth Avenue, 42nd Floor; Seattle, WA 98101; (206) 464-0123; (206) 464-0800 fax
STOCK EXCHANGE LISTING -- NASDAQ -- Small Cap Market; Symbol -- LPRO
STOCK TRANSFER AGENT -- Boston Equiserve; Boston, MA
CORPORATE COUNSEL -- Shefsky & Froelich, Chicago, IL
CERTIFIED PUBLIC ACCOUNTANTS -- KPMG Peat Marwick LLP
INVESTOR RELATIONS COUNSEL -- The Rockey Company, Seattle, WA

REGIONAL OFFICES

GRAND HARBOR -- 2121 Grand Harbor Boulevard; Vero Beach, FL 32967
OAK HARBOR -- 4755 South Harbor Drive; Vero Beach, FL 32967
LEGEND DEVELOPMENT COMPANY -- 13601 Office Place, Suite 201; Woodbridge, VA
22192
LEGEND DEVELOPMENT COMPANY -- 4-D Industrial Park Drive; Waldorf, MD 20602

Certain statements in this quarterly report that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, words such as "anticipates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. These statements are subject to a number of risks and uncertainties. For a discussion of the factors affecting the company's business plan, see the company's 1996 Annual Report on Form 10-K -- management's discussion and analysis -- "factors affecting Legend's business plan." Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances.

Copies of the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission are available by contacting the company. For more information please call Investor Relations at (206) 464-0123 or write to Legend Properties, Inc., U.S. Bank Centre, 1420 Fifth Avenue, 42nd Floor, Seattle, WA 98101.


                      [LEGEND PROPERTIES, INC. LETTERHEAD]

                                 [LEGEND LOGO]

May 29, 1997

To the Holders of Shares of Common Stock of Legend Properties, Inc. (formerly Banyan Mortgage Investment Fund):

     On December 27th, 1996, at an Annual Meeting of Stockholders, the stockholders of Banyan Mortgage Investment Fund (the "Company") authorized and approved a merger of RGI U.S. Holdings, Inc. with and into Banyan, and amendments to the Company's Certificate of Incorporation providing for a one-for-twenty-five reverse stock split of shares of the Company's Common Stock and for a change of the Company's name to "Legend Properties, Inc." As a result of these actions, each outstanding twenty-five-shares of Common Stock of Banyan Mortgage Investment Fund, par value of $.01 per share ("Old Common Shares"), has been converted into and will be replaced by one share of Common Stock of Legend Properties, Inc. par value of $.01 per share ("New Common Shares"). No fractional New Common Shares were issued. Stockholders who would otherwise receive fractional New Common Shares received payment of cash in lieu thereof (a "Fractional Share Payment").

     During January 1997, I sent a letter to all shareholders outlining the procedures to follow to exchange Old Common Shares for New Common Shares. Some of you still haven't done this yet. If you have already exchanged your shares, please disregard this letter. If you haven't yet exchanged your shares, please read on.

     The company has entered into an agreement with the First National Bank of Boston (the "Exchange Agent") whereby the Exchange Agent will exchange certificates representing Old Common Shares ("Old Certificates") for certificates representing New Common Shares ("New Certificates"). Only New Common Shares are tradable. In order for you to have your New Common Shares in tradable form, you must surrender your Old Certificates in exchange for New Certificates. In addition, dividends, if any, which may be declared by the Company will be withheld with respect to those Old Certificates which have not been properly presented for exchange. Therefore, it is in your interest to exchange your Old Certificates for New Certificates as promptly as possible.

     Please complete the Letter of Transmittal previously sent and return it to the Exchange Agent together with your Old Certificates by overnight courier or registered mail with return receipt requested.

       BY OVERNIGHT COURIER:                           BY REGISTERED MAIL:
 The First National Bank of Boston             The First National Bank of Boston
        c/o Boston Equiserve                         c/o Boston Equiserve
         150 Royall Street                               P.O. Box 1889
         Mail Stop 45-02-53                          Mail Stop 45-02-53
    Canton, Massachusetts 02021                   Boston, Massachusetts 02105

     DO NOT ENCLOSE YOUR STOCK CERTIFICATES WITH YOUR PROXY VOTE, OR YOUR PROXY VOTE WITH YOUR STOCK CERTIFICATES. THEY MUST EACH BE RETURNED SEPARATELY. The New Certificates will be issued by the Exchange Agent upon presentation of the Old Certificates for exchange as soon as practicable after receipt thereof by the Exchange Agent.

     If you have any questions or desire additional copies of the Letter of Transmittal or other documents previously sent, you may call The First National Bank of Boston at (800) 730-6001.

                                          Legend Properties, Inc.

                                          /s/ KENNETH L. UPTAIN
                                          By: Kenneth L. Uptain
                                          President and Chief Executive Officer

    U.S. Bank Center, 1420 Fifth Avenue, 42nd Floor, Seattle, WA 98101-2333
                    Tel: (206) 464-0123, Fax (206) 464-0800